SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 19, 2005
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500 Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2267
(Registrant’s telephone number, including area code)

————————————————————————
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On January 19, 2005, Synovus Financial Corp. ("Registrant") and James D. Yancey, Chairman of the Board of Registrant, entered into a Consulting Agreement pursuant to which Mr. Yancey will provide consulting and advisory services to Registrant. Mr. Yancey will be paid a consulting fee of $27,487.33 per month during the term of the Consulting Agreement, which term ends on December 31, 2005. In addition, Mr. Yancey will be entitled to the personal use of Registrant aircraft in accordance with the Synovus Financial Corp. Personal Use of Aircraft Policy during the term of the Consulting Agreement which, in general, will entitle Mr. Yancey to 20 hours of personal use of Registrant aircraft per year.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement (including any exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.
On January 19, 2005, Registrant issued a press release and will hold an investor call and webcast to disclose financial results for the year ended December 31, 2004. The press release and Supplemental Information for use at this investor call are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This information shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure. See Item 2.02 above.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits
	Exhibit No.	Description
	10.1	Consulting Agreement of James D. Yancey
	99.1	Registrant's press release dated January 19, 2005
	99.2	Supplemental Information prepared for use with the press release

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Signature Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. ("Registrant")

Dated: January 19, 2005	By:/s/ Kathleen Moates
Kathleen Moates Senior Deputy General Counsel

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